Exhibit 15.1

August 2008 Private Placement Investor Presentation CONFIDENTIAL

Disclaimer These materials are strictly confidential and may not be reproduced or redistributed in whole or in part, nor may their contents be disclosed to any other person. This presentation has been provided to you for information and illustrative purposes only. This presentation may not be relied upon by you in evaluating the merits of investing in any securities referred to herein nor interpreted as an investment recommendation. This presentation is not intended to constitute legal, tax, or accounting advice. Prospective investors should consult their own advisors. This summary does not constitute an offer to sell or a solicitation of an offer to buy any securities and may not be used or relied upon in connection with any offer or sale of securities. An offer or solicitation can be made only through delivery of definitive transaction documentation, and will be subject to the terms and conditions contained in such documents. This summary is qualified in its entirety by the definitive transaction documentation. Opinions and estimates offered in this presentation constitute our judgment and are subject to change without notice, as are statements of economic and market trends, which are based on current market conditions. The projected information set forth herein is based on assumptions which we believe to be reasonable, but such assumptions may prove not to have been accurate and actual future performance may vary materially from the projections set forth herein. We believe the information provided here is reliable, but do not warrant its accuracy or completeness. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources. CONFIDENTIAL

Offering Summary Issuer: Telvent GIT S.A. Offering Size: ~ US$100 million Security Offered: Private Placement of a combination of Common Stock and Subordinated Convertible Notes Use of Proceeds: To partially fund the acquisition of DTN Ticker / Exchange: TLVT / NASDAQ Registration Rights: Registration Statement: 90 days Effectiveness Period: 120 days Pricing: Expected 9/11/08 after market close Acquisition Ann.: Expected 9/11/08 after market close CONFIDENTIAL

TELVENT CONFIDENTIAL IT for a Sustainable and Secure World

Experienced Management Team

Chairman and Chief Executive Officer — **Manuel Sánchez**



Mr. Sánchez joined Telvent in 1989 as a software engineer. In 1995, he was named Telvent's Executive Vice President in Mexico, where he lived for five years. In 2000, he was named Executive Vice President of Telvent Energía y Medio Ambiente, one of Telvent's subsidiaries, and in 2001 took over the position of General Manager of Telvent, and in 2002, Chief Executive Officer.
He is currently also a member of Abengoa's Strategy Committee and a Member of the Board of Abengoa Bioenergía. He has a degree in Industrial Engineering from the ICAI in Madrid, and an MBA from the IPADE in Mexico.

Chief Finance Officer — **Manuel Fernández**



Manuel Fernandez, current Chief Finance Officer of Telvent, joined Telvent in 2003 as Financial Director. Since September 2006, Mr. Fernandez held the position of CFO of Telvent North America, which includes Telvent's four subsidiaries in the United States and one in Canada. Prior to joining Telvent, Mr. Fernandez spent five years in different areas and companies within Abengoa: Financial Director of Teyma Abengoa (Argentina) and Abengoa Chile, Financial Controller of Abengoa Mexico, and Audit and Consolidation Department of Abengoa. Mr. Fernandez holds a Bachelor of Business Administration from Seville University, Spain, and an Executive MBA from IESE Business School in Madrid, Spain.

Chief Reporting Officer and Head of Investor Relations — **Bárbara Zubiría**



Ms. Zubiría joined Telvent in April 2005, as its new Chief Audit Officer, and in October 2006 she was named Chief Reporting Officer. Prior to joining Telvent, Ms. Zubiría Furest worked as a manager in the "Global Offering Services" (GOS) group of Deloitte & Touche, assisting non-U.S. companies and non-U.S. practice office engagement teams in applying U.S. GAAP and International Financial Reporting Standards, and in complying with the SEC's financial reporting rules and Sarbanes Oxley requirements. Previously, she worked for Arthur Andersen, both in Spain (Madrid) and USA (Miami), as a financial auditor.
Ms. Zubiría holds a Bachelor of Business Administration and a Master of Science (Accounting and Auditing) from Florida International University (Miami). She is also licensed as a "Certified Public Accountant" (CPA) by the State of Florida.

Business Development Executive Vice President – Telvent Environment — **Javier Garoz**



Executive Vice President of the Environmental Division, and Executive Vice President Business Development since 2007, Mr. Garoz joined Telvent in 2001 as Commercial, Marketing and Sales Manager. Previously, he worked for 16 years in several international and national businesses occupying the post of General Director, European Commercial Director, Director of International Marketing, Regional Director and Sales manager. Javier holds a bachelors degree from ESIC in Marketing and Commercial Management, and he has undertaken the Program of Directive Development through IESE.

3

Company Overview Exchange: NASDAQ GS Ticker: TLVT Stock Price: $24.00 Market Cap1: $702 million Enterprise Value2: $732 million IPO Date: October 2004 IPO Price: $9.00 Increase since IPO: 2.67x CAGR since IPO: 28.9% As of August 11, 2008 Includes $29.9 million in net debt As of December 31, 2007 as per 20-F dated March 10, 2008 Background Trading Profile Business: IT company specializing in high value-added real-time products, services and integrated solutions to customers in targeted industrial sectors and Global IT Services Sectors: Energy Transportation Environment Public administration Global IT services Corporate HQ: Madrid, Spain US HQ: Rockville, MD Sponsorship: Abengoa (ABG SM) €17.62 / €1.5B market cap1 Holds ~62% of Telvent Employees: 4,7503 CONFIDENTIAL

Telvent investment highlights Telvent is a leading IT company... .... that aims through technology and information to help the world's sustainability and security .... in Energy, Transportation, Environment and Public Administration .... focused on attractive, core industries and geographies... .... achieving 23% revenue and 44% net income CAGR 2003-2007 .... with high growth and profitability A unique company with great opportunities to create value CONFIDENTIAL

Telvent is committed to sustainability and security Our goal is helping managers make better decisions on critical processes Sustainability Security Critical infrastructures Data and information Energy efficiency Traffic optimization Water management Public services The world faces 2 major concerns Agricultural efficiency Alerts and warnings CONFIDENTIAL

Outsourcing & consulting Business applications Advanced operational applications Control systems Data capture & processing Telvent's strategy is to move "Up the Hour Glass" Telvent's strategy "Up The Hour Glass" Security Sustainability Customers' IT systems Link business intelligence with IT systems Convert operational information into business intelligence Transform data into operational information Compile field data CONFIDENTIAL

Telvent's Business Segments 37% 6% 39% 10% 8% Air Traffic Control the Netherlands CONFIDENTIAL

We Help our Energy Customers by... Increasing energy efficiency at the industrial and domestic level through real time full integration of every piece of intelligent information in the electric utility Reducing the energy consumption of pumping system in liquid pipelines, so as the speed and accuracy for the automatic leak detection and location Optimizing the efficiency in the production of renewable energies and bio fuels, so that they can become a stronger and real alternative CONFIDENTIAL

A secure and efficient management of public transport systems in a way they are used frequently by more people Elimination of pay toll fences by the implementation of electronic open toll platforms Use of both intelligent electronics and software to optimize the traffic flow, and improve automatic special vehicles tracking We Help our Transportation Customers by... CONFIDENTIAL

Reduction of water leakage in the distribution and transport network, which can represent up to 60% of the total volume in many cases Monitoring in real time and continuously the emissions and absorption of Greenhouse Effect Gases, determines the effectiveness of the plan of action Improvement of the accuracy and anticipation of severe climate effects to reduce human and material costs We Help our Environment Customers by... CONFIDENTIAL

In this context, Telvent acquires DTN to complement its business strategy Telvent's vision is to be a global company that helps meet the formidable challenge of creating a sustainable and secure world through the effective use of information and the very best and most promising Information Technologies DTN is an Information Services company that provides a stream of proprietary and timely business critical information through superior technology, facilitating our customers to make smarter decisions in today's challenging and dynamic world CONFIDENTIAL

Key messages DTN is a high quality asset Resilient business, solid growth platform Experienced management Strong financial position DTN acquisition creates significant value for Telvent Enriches business model Strengthens existing verticals Enhances geographical footprint DTN acquisition yields significant positive financial impact Attractive acquisition price: 7.7x EBITDA EPS is expected to be accretive within 12 months, excluding synergies Improved operating profile CONFIDENTIAL

DTN generates proprietary business critical information and monetizes it through different models Gathers real-time data ... .... transforms data into business critical information .... and monetizes it through different models Advertising based ($/view) Leading industry experts Analytical and visualization solutions Real-time data platform and owned data centers Proprietary forecast algorithms Grain market buy/sell prices Refined fuels wholesale buy/sell prices Weather data and pro- prietary predictions Transaction based ($/sale) Subscription based ($/month) Revenues 2008e, % 92.3% 7.4% 0.3% CONFIDENTIAL

DTN operates in the Energy, Agriculture, and Environment sectors Revenues 2008e, % Source: Company data Downstream fuel distribution Wind farms Grain producers Agribusinesses Biofuel plants Energy Agriculture Environment Aviation companies Departments of Transportation Other segments 29% 58% 13% CONFIDENTIAL

In Energy, DTN provides critical information for company operations and business decisions Sample customers: From fuel producers and distributors to wind farm operators Trading information services Weather information services Information services & solutions Proprietary real-time fuel wholesale prices Inventory management and terminal automation Real-time energy pricing for traders (fuels, power, gas) Best-in-class weather forecast accuracy and resolution Real time security alerts CONFIDENTIAL

DTN provides information and transaction services in the refined fuels distribution business Plastics and other Refined products Heavy fuels Terminals (1,200) Wholesalers (5,300) Gas Stations (>160,000) Oil refinery and gasoline production Gasoline stock and delivery to wholesalers Gasoline delivery to retailer gas stations Refineries (143) Source: Company information, DTN Management projections, management interviews Gasoline delivery to public Real time pricing information Inventory Management Solutions DTN Business CONFIDENTIAL

In Agriculture, DTN plays a central role in the production and selling processes Trading information services Weather information services Information services & solutions Proprietary grain price information service Best-in-class agriculture industry experts Leading agribusiness focused publication Unique real-time cash markets information for commodity traders First-mover grain trading portal Best-in-class weather information specifically tailored for agribusinesses Detailed weather information for producers to make critical business decisions Sample customers: From producers to agribusinesses CONFIDENTIAL

DTN plays a central role in crop selling process, providing real time information to producers and agribusinesses Producers Focused on: Corn Soybean Wheat Livestock Farms larger than 200 acres Packaged information Sell Buy Price data capture DTN Marketplace Elevators +9,000 agribusinesses Larger players in the market grain elevators exports 75% of ethanol producers DTN's weather information DTN's media content: articles blogs industry news Targeted content and advertising for agriculture industry Source: Management interviews, DTN Management projections DTN Subscriptions CONFIDENTIAL

In Environment, DTN tailors weather services to accomplish mission critical requirements Weather information services Highly reliable weather forecast service for DOTs and 511 services Leading weather services for helicopter fleet management Best-in-class weather service for private jets and airline industry Tailored security alerts for transportation companies and authorities Alerts and predictions for entities with outdoor operations or large attendance events Sample customers: From various industries and needs CONFIDENTIAL

Traditional Markets Growth Markets Aviation DTN uses readily available information and processes it to develop superior and tailored weather predictions DTN weather engine Weather Radars (3,000) Source: Company data, DTN Management projections Energy DOTs National Weather Service Local weather stations Data Capture Data Processing Tailored Weather Services DTN meteorolo- gy team Other CONFIDENTIAL

Trading information services is based on an integration platform DTN Proprietary Data Gasoline wholesale price information Agriculture price information Weather information 3rd Party Data Financial information Trading Community Energy Cash Traders ExxonMobil, Conocco Philips Agriculture Cash Traders Conagra, Bunge, ... Commodity Investors Hedge funds, individual traders... Information Integration Platform Source: Management interviews, DTN Management projections CONFIDENTIAL

Thus, DTN's businesses are resilient, offering a solid growth platform Strong, regarded brand Deep relationships with large customers Superior technology and IP World class data centers Scalability Strong network effects Engaged online communities Very solid and resilient business with high barriers to entry Significant platform for growth from its current base Distinctive industry presence Unique assets Sustainable business model CONFIDENTIAL

DTN has a strong presence in the US Omaha HQ, 389 people for sales and accounting. 6,000 sqf data center DTN offices Minneapolis HQ, 163 people for software development, Met forecasting and corporate staff Detroit, 2 people Chicago, 5 people Springfield, 8 people Birmingham, 30 people for Sales Allen, 12 people Houston, 2 people 700 employees with functional structure: 200 software developers 70 meteorologists Des Moines, 20 people Boston, 6 people Data centers ? ? ? ? Source: Company data CONFIDENTIAL

DTN brings an experienced management team CEO Robert Gordon CEO at Carleton CEO at Apertus Tech MBA, Chicago CFO Richard Halle MD at FTI Consulting Lender at CIBC MBA, UofNH COO John Leiferman CFO at DTN Deloitte & Touche CPA Product Mgmt. Travis Richardson PM at Oracle CTO at Apertus Founder, Halcyon Editor-in-Chief Urban Lehner Executive editor Asian Wall Street Journal CNBC Asia 80+ years in information services expertise 51 years of tenure in DTN CTO Scott Fleck Director Engineering, DTN Director SW, DTN VP Sales, RF Karen Madden Direct Business Manager, Exxon MBA, Berkeley CONFIDENTIAL

Healthy margins Stable ... Cash flow generation capacity .... and recurring revenues DTN has a strong financial position Solid and resilient financial position 167.2 Revenue 51.6 EBITDA 31.4 2007 29.8 2008e USD million USD million, 2007 USD million USD million, 2008e 31% 2007 58.0 EBITDA 180.2 Revenue 32% 2008e Operating cash flow 156.600000000018 167.100000000019 156.600000000018 10.5000000000012 0.100000000000006 167.200000000019 156.6 Susbscriptio n 10.5 Advertising 0.1 Transaction s Total 167.2 166.400000000019 179.70000000002 166.400000000019 13.3000000000015 0.500000000000057 180.200000000021 Susbscriptio n 166.4 Advertising 13.3 0.5 Transaction s 180.2 Total 29.8 CONFIDENTIAL

Resilient business, solid growth platform DTN is a high quality asset Distinctive industry presence Sustainable business model Unique assets Experienced management Strong financial position CONFIDENTIAL

Key messages DTN is a high quality asset Resilient business, solid growth platform Experienced management Strong financial position DTN acquisition creates significant value for Telvent Enriches business model Strengthens existing verticals Enhances geographical footprint DTN acquisition yields significant positive financial impact Attractive acquisition price: 7.7x EBITDA EPS is expected to be accretive within 12 months, excluding synergies Improved operating profile CONFIDENTIAL

DTN acquisition creates significant value for Telvent along three dimensions Verticals Geographies ^ Business model Strengthens Telvent's verticals Enhances and leverages Telvent's geographical footprint Enriches Telvent's business model CONFIDENTIAL

DTN acquisition reinforces Telvent's Up the Hour Glass Strategy Information services delivery models (subscription, advertising, transaction) Business critical info. and applications (prices, volume, billing, credit approval) Operational context information (weather, inventories, loads) Telvent's strategy "Up The Hour Glass" DTN reinforces this strategy in upper segments of the Hour Glass Outsourcing & consulting Business applications Advanced operational applications Control systems Data capture & processing Security Sustainability CONFIDENTIAL

Energy Agriculture Transport Public sector Environ- ment Global Services DTN complements Telvent's vertical portfolio Telvent Verticals Revenues 2008e, % Global Services Transport Public sector Energy Environ- ment 30% 6% 36% 7% DTN Energy Environment 29% 13% Agriculture 58% Telvent + DTN 18% 31% 30% 8% 8% 5% 21% 66% 34% EBITDA CONFIDENTIAL

Combination of DTN and Telvent is expected to add significant value to verticals Expanding Telvent's presence into down-stream fuel distribution sector (access to top oil producers) Adding real-time weather information into customers' operations management solutions Leveraging Telvent's electricity knowledge into trading solutions Energy Leveraging DTN's weather forecast services to develop enhanced information services for DOTs and airports Developing Telvent solutions to private jet and helicopter industries Environment Accelerating Telvent's Internet DataHouse expansion through three best-in-class data centers in the US Leveraging DTN's client base to expand Global Services penetration in US energy and transportation Global Services CONFIDENTIAL

Pipeline inventory and management Extend Telvent's solutions from the pipeline to the terminal inventory and management, developing an end to end solution DTN contribution Terminal automation product US customer base Expertise in inventory management Telvent contribution Pipeline management customer base SCADA/GIS solutions Terminals (1,200) Wholesalers (~500*) Gas Stations (>160,000) Refineries (143) * 500 move 80% of volume Source: Management interviews Energy example: Integrate pipeline and terminal inventory with management solutions 23 CONFIDENTIAL

DTN opens a new industry for Telvent in agriculture Agriculture is a key sector in sustainability ... .... and an important business to be in ... .... where DTN is a key player 124bn industry size 0.9% of US GDP 2M farmers in the US alone Large agribusiness multinationals Proprietary and difficult to replicate real time price information 650k readers of Progressive Farmer 46k premium online subscribers 16k agribusiness subscriptions 35M bushels already traded on Grain Portal Agriculture is at the core of the world's sustainability: Main source of food production Occupies 43% of world land, employs 35% of workforce Significant consumption of natural resources (water, etc) Agriculture production will become complementary to energy production through biofuels Source: FAO. Company data CONFIDENTIAL

Balanced global footprint DTN extends Telvent's presence in the US... and overseas We are delivering on our commitment to a global footprint DTN builds up Telvent's business in the US US is most competitive, dynamic IS/IT market IT is a 550bn market in the US IS is a 400bn market in the US IT/IS market grows at a sustained 7% 52% Europe 28% North America 20% Others 10 2008e Revenues Source: Company data Leverage Telvent's global presence to export DTN's business CONFIDENTIAL

4.00000000000045 7.00000000000079 10.0000000000011 4.00000000000045 3.00000000000034 3.00000000000034 3.00000000000034 10.0000000000011 3.00000000000034 Geographies Verticals Product enhancements Delivery models capabilities Total value creation Combination of Telvent and DTN offers significant value creation levers Leverage DTN assets in US Export DTN services overseas Cross-selling within existing verticals Open up agriculture for Telvent Incorporate weather info applications and workflow solutions Provide opportunities in changing landscape Business model 13 CONFIDENTIAL

Key messages DTN is a high quality asset Resilient business, solid growth platform Experienced management Strong financial position DTN acquisition creates significant value for Telvent Enriches business model Strengthens existing verticals Enhances geographical footprint DTN acquisition yields significant positive financial impact Attractive acquisition price: 7.7x EBITDA EPS is expected to be accretive within 12 months, excluding synergies Improved operating profile CONFIDENTIAL

DTN is a unique opportunity for Telvent Healthy margins: 32% EBITDA margin High cash flows: $30M+ in operating cash flows Recurring revenues: $150M+ subscription based DTN is strong financially ... EPS accretive by 2009 Increased geographic and industry diversification Revenues are more stable and recurrent due to subscription model .... and a great investment for Telvent CONFIDENTIAL

DTN acquisition improves Telvent's financial profile 37% 38% 8% 10% 27% 30% 8% 8% 20% 2007 2010e Revenues by segment Percent 60% 19% 13% 4% 5% 51% 28% 13% 4% 5% 2007 2010e Europe North America Latin America Asia - Pacific Middle East - Africa Revenues by geography Percent Energy Transportation Environment Public Administration Global Services Agriculture Source: Company data 100.0% CONFIDENTIAL

The transaction is supported by key financial fundamentals Adds scale and significantly enhances margin profile Improves already strong free cash flow generation Cash EPS expected to be accretive in 2009 assuming no synergies Significant synergy opportunities provide upside Improved Operating Profile Pre-emptive bid and exclusivity with the seller Enterprise value of $445M - purchase of 100% of shares $3.5M of potential earn-outs in each year between 2009 and 2011 are based on achieving financial targets Acquisition multiple of only 7.7x 2008E EBITDA Attractive Acquisition Price CONFIDENTIAL

In summary... Telvent is a unique company with great opportunities to create value... Leading IT company Focused on attractive, core industries and geographies Fast growing and highly profitable Resilient business Solid growth platform Experienced management Strong financial position ....and DTN is a high quality asset... Enriches Telvent's business model Enhances and leverages existing geographical footprint Strengthens verticals ....with strong potential for value creation... ....that makes for an attractive acquisition Attractive price (7.7x EBITDA) Strong EBITDA margins and cash flows Full control Stable management CONFIDENTIAL

Q&A CONFIDENTIAL